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                                                                   EXHIBIT 10.74

               PURCHASE AGREEMENT FOR METRIS MINNETONKA BUILDING
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                                                                        Phase II

                              PURCHASE AGREEMENT

     THIS PURCHASE AGREEMENT ("Agreement") is made as of October 31, 2000, by and between OPUS NORTHWEST, L.L.C., a Delaware limited liability company ("Seller") and WELLS CAPITAL, INC., a Georgia corporation ("Purchaser").

     In consideration of this Agreement, Seller and Purchaser agree as follows:

     1. Sale of Subject Property. Seller agrees to sell to Purchaser, and Purchaser agrees to buy from Seller, all of Seller's right, title and interest in and to the following property (collectively, "Subject Property"):

          (a) Real Property. Fee simple interest in those certain parcels of real estate located at 10900 Wayzata Boulevard, Minnetonka, Minnesota, and commonly known as Crescent Ridge Corporate Center, Phase II, legally described on Exhibit A attached hereto and made a part hereof ("Land"),
                  ---------
     together with (i) all building structures, improvements and fixtures owned by Seller located on the Land, including, without limitation, an approximately 300,633 square foot single tenant office building but not including any of the improvements located in Link as described in the Amended and Restated Declaration of Easements, Covenants, and Restrictions Regarding Link described in Section 4(a) hereto ("Improvements"), and (ii) all rights, privileges, easements, reversions, water rights, development rights, air rights, servitudes and appurtenances thereunto belonging or appertaining, including, without limitation, the rights and easements benefiting the Land or the Improvements created and established by the documents and instruments listed on Exhibit A-1 attached hereto and made a
                                         -----------
     part hereof and all right, title and interest of Seller, if any, in and to the streets, alleys and rights-of-way adjacent to the Land and the Improvements (collectively, the "Real Property").

          (b) Personal Property. All of the equipment and personal property owned by Seller and used in the operation of the Real Property, including the items set forth and described on Exhibit B attached hereto and made a
                                          ---------
     part hereof (all of which together are collectively referred to as the "Personal Property").

          (c) Lease. Seller's interest as landlord in and to the lease with Metris Direct, Inc. (the "Tenant") described on Exhibit C attached hereto
                                                     ---------
     and made a part hereof, together with all amendments or modifications thereto (such lease, as amended, being herein referred to as the "Lease"), and together with the guaranty of such Lease from Metris Companies, Inc. dated June 9, 1999 (the "Lease Guaranty") and separate Storage Space License Agreement by and between Seller and Tenant and guaranteed by Metris Companies, Inc. (the "Storage Agreement") which Storage Agreement will be substantially in the form attached hereto as Exhibit O and made a part
                                                  ---------
     hereof and will be entered into prior to Closing.
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          (d)  Permits. Seller's interest in and to all assignable licenses, permits, and certificates of occupancy owned by Seller and pertaining to the Real Property and Personal Property, including, without limitation, the items described on Exhibit D attached hereto and made a part hereof (all of
                        ---------
     which together are collectively referred to as the "Permits").

           (e) Service Contracts. Seller's interest in and to the existing service and maintenance contracts described on Exhibit E attached hereto
                                                    ---------
     and made a part hereof, together with all amendments or modifications thereto (collectively, the "Service Contracts"), subject to this Section 1(e). On or before November 3, 2000, Purchaser shall advise Seller, in writing, of any Service Contracts that Purchaser does not desire to be assigned to and assumed by Purchaser at Closing (as such term is defined in Section 8(a) hereof). Seller shall then cause any such Service Contracts (i.e., any Service Contracts set forth in the aforesaid written notice from Purchaser) to be terminated prior to Closing. Failure by Purchaser to notify Seller, in writing, prior to November 3, 2000, shall constitute an irrevocable election by Purchaser to have all of the Service Contracts assigned to and assumed by Purchaser at Closing. The assumption by Purchaser of the obligations of Seller under such Service Contracts shall include only such obligations that arise or accrue from and after the date of Closing.

          (f) Warranties. Seller's interest in and to all unexpired, assignable warranties and guaranties given or assigned to, or benefiting, Seller, the Real Property or the Personal Property relating to the acquisition, construction, design, use, operation, management or maintenance of the Real Property or the Personal Property, including, without limitation, the warranties and guaranties described on Exhibit F attached hereto and made a
                                            ---------
     part hereof (collectively, the "Warranties").

          (g) Plans. Seller's interest in and to all final plans and specifications (excluding shop drawings) relating to the construction of the Improvements, to the extent that the same are assignable ("Plans"). Neither Purchaser nor its successors or assigns may use the Plans for any purpose other than the repair, maintenance or restoration of the Improvements, without the prior written consent of Seller (which consent may be given or withheld in Seller's sole and absolute discretion); and provided further, however, that Purchaser shall indemnify, defend and hold harmless Seller and each Seller Affiliate from and against any unauthorized use of the Plans by Purchaser, its employees, officers, directors, affiliates and agents, which indemnification obligation shall survive Closing and any termination of this Agreement.

          (h) Other Intangibles. Seller's interest in and to all other assignable intangible property (the "Other Intangible Property") owned by Seller pertaining to the Real Property and Personal Property, including, without limitation, geotechnical reports, operating manuals, floor plans (including any related computer aided design measurements), and landscape plans, and together with the non-exclusive right to the name "Crescent Ridge Corporate Center", to be utilized by Purchaser (and its successors in title) only with respect to the Real Property and to be shared in common with Seller (and its successors in title) only with respect to the adjacent real property located at 11100 Wayzata Boulevard, Minnetonka, Minnesota.

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     2.   Purchase Price.  Purchaser shall pay to Seller, as consideration for the purchase of the Subject Property, the sum ("Purchase Price") of Fifty Two Million Eight Hundred Thousand and 00/100 Dollars ($52,800,000). The Purchase Price shall be payable as follows:

          (a) Initial Earnest Money Deposit. Concurrently herewith, Purchaser shall deposit the sum of Five Hundred Thousand and 00/100 Dollars ($500,000) with the escrow department of Old Republic National Title Insurance Company ("Title Company") pursuant to an escrow agreement in substantially the form of Exhibit G attached hereto and made a part hereof
                               ---------
     (the "Escrow Agreement"). Such sum, together with any interest thereon less any investment fees related thereto, is sometimes hereinafter collectively referred to as the "Earnest Money." The Earnest Money shall be deposited in a federally insured interest-bearing money market account and disbursed according to the terms of this Agreement and the Escrow Agreement. All or a portion of the Earnest Money shall, at Purchaser's election, be credited against the Purchase Price or returned to Purchaser at Closing.

          (b) Balance of Purchase Price. The balance of the Purchase Price, plus or minus prorations and other adjustments, if any, shall be due at Closing. Purchaser shall pay such balance to Seller, or at the direction of Seller, by wire transfer of immediately available funds.

     3. Conditions Precedent to Closing. Purchaser's obligation to consummate the transaction contemplated by this Agreement shall be subject to satisfaction or waiver of each of the following conditions ("Conditions Precedent") on or before November 15, 2000 ("Contingency Date"):

          (a) Title/Survey. Seller has previously furnished to Purchaser (i) a current title commitment bearing application No. HEN.OR973633C ("Commitment") for an owner's title policy issued by the Title Company showing title in Seller (with copies of all underlying title documents listed in the Commitment other than any financing documents encumbering the Real Property), which Commitment is in a nominal amount, but shall be increased to the Purchase Price at Closing, and (ii) an as-built survey ("Survey") for the Real Property prepared in accordance with the Minimum Standard Detail Requirements for Class A Land Title Surveys (jointly established by ALTA/ACSM, as revised in 1999) and certified to Seller and the Title Company (and to be certified to Purchaser and Purchaser's lender prior to the Contingency Date). If the Survey discloses survey defects or if the Commitment shows exceptions (collectively, "Unpermitted Encumbrances") other than the matters set forth on Exhibit H attached
                                                        ---------
     hereto and made a part hereof (collectively, "Permitted Encumbrances"), then Purchaser shall notify Seller, in writing, on or before November 6, 2000, specifying the Unpermitted Encumbrances. In such event, prior to the Contingency Date, Purchaser shall have received adequate assurances in writing from Seller that the Unpermitted Encumbrances will be removed, satisfied, or cured on or before Closing, it being acknowledged by the parties hereto that the written commitment by the Title Company to delete the requirement set forth in item 1 of Schedule B, Section 1, of the Commitment from the final title insurance policy to be issued by the Title Company shall constitute removal or cure of such Unpermitted Encumbrance for purposes hereof.

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          (b)  Tests. Seller has previously delivered to Purchaser true and correct copies of the Lease, Permits, Service Contracts, Warranties, Plans and the environmental assessments or soils reports in Seller's possession or control with respect to the Subject Property, for Purchaser's review and analysis. Seller shall allow Purchaser and Purchaser's officers, employees, agents, attorneys, accountants, architects and engineers access to the Real Property, subject to the rights of the Tenant, and to the books and records in Seller's possession or control relating to the Subject Property, without charge and at all reasonable times, for the purpose of making such inspections, tests and verifications (collectively, "Tests") as they shall deem reasonably necessary. On or before the Contingency Date, Purchaser shall be satisfied, in its sole and absolute discretion, with the results of the Tests. Purchaser shall pay all costs and expenses of the Tests and shall defend, indemnify and hold harmless Seller, and its agents, employees and contractors, and the Subject Property, from and against any and all loss, cost, damage, liability, settlement, cause of action or threat thereof or expense (including, without limitation, reasonable attorneys' fees and costs) arising from or relating to the Tests. Purchaser shall cause any consultants retained by Purchaser and which shall enter upon the Real Property to name Seller and Seller's management agent as additional insureds on such consultants' policies of liability insurance. Purchaser shall promptly repair and restore any damage to the Subject Property attributable to the conduct of the Tests, and shall promptly return the Subject Property to substantially the same condition as existed prior to the conduct of the Tests. No Tests shall be conducted without Seller's approval as to the time and manner of such Tests, which approval shall not be unreasonably withheld or delayed. At Seller's sole option, any such Tests shall be performed in the presence of a representative of Seller. All Tests shall be conducted in such a manner so as to minimize interference with the operation of the Subject Property and the business of the Tenant. In the event Purchaser elects to terminate this Agreement as provided in this Section 3, or if this Agreement otherwise terminates as provided for hereunder for reasons other than default by Seller, then Purchaser shall promptly deliver to Seller copies of the written results of all Tests, including, without limitation, any environmental assessments prepared with respect to the Subject Property; provided, however, if Purchaser and any consultants performing any of the Tests have entered into a written agreement prohibiting delivery of any Test results to any other party, Purchaser shall not be required so to deliver copies of the written results thereof. Anything in this Agreement to the contrary notwithstanding, the obligations of Purchaser under this Section 3(b) shall survive Closing and any termination of this Agreement; provided, however, that the indemnity by Purchaser in favor of Seller under this Section 3(b) shall survive only with respect to claims asserted in writing by Seller within one (1) year after the Closing or one (1) year after any termination of this Agreement.

     If any of the Conditions Precedent have not been satisfied on or before the Contingency Date, or if Purchaser is not satisfied, in its sole and absolute discretion, with any other aspect of the Subject Property, then this Agreement may be terminated, at Purchaser's sole option, by written notice from Purchaser to Seller. Such notice of termination may be given at any time on or before the Contingency Date. Except as otherwise provided herein, upon such termination, neither party will have any further rights or obligations regarding this Agreement or the Subject Property, and the Earnest Money shall be returned to Purchaser. Failure of Purchaser to give Seller notice of termination on or before the Contingency Date shall constitute an irrevocable

                                       4
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waiver by Purchaser of the right of Purchaser to terminate this Agreement under this Section 3. All the Conditions Precedent are specifically stated and agreed to be for the sole and exclusive benefit of Purchaser, and Purchaser shall have the right unilaterally to waive, in whole or in part, any Condition Precedent by written notice to Seller.

     4. Covenants by Seller. Seller covenants and agrees with Purchaser that from the date hereof until the Closing Date (as such term is defined in Section 8(a) hereof), Seller shall conduct its business involving the Subject Property as follows (except as specifically provided to the contrary herein):

          (a) Transfers; Easements. Seller shall refrain from transferring any of the Subject Property, or creating on the Real Property any easements, restrictions, liens, assessments or encumbrances without the express prior written consent of Purchaser; provided, however, that nothing herein shall preclude Seller from replacing any equipment, supplies or machinery in the ordinary course of operating the Subject Property so long as such replacement equipment is of type and quality reasonably equivalent to the replaced equipment and provided further that Seller may prepare, execute and record an Amended and Restated Declaration of Easements, Covenants and Restrictions Regarding Link (the "Amended Link Agreement") and an Amended and Restated Declaration of Driveway, Monument and Storm Sewer Easement ("Driveway and Storm Sewer Easement Amendment"), the forms of which are attached hereto as Exhibit P and Exhibit Q, respectively.
                        ---------     ---------

          (b) Contracts. Seller shall refrain from entering into or amending any contracts or other agreements regarding the Subject Property (other than contracts in the ordinary course of business which are cancelable by the owner of the Subject Property, without penalty payable by Purchaser, either prior to the Closing Date or within thirty (30) days after giving notice thereof) without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed.

          (c) Operations. Seller shall operate and insure the Subject Property in a manner consistent with the existing operation of and insurance on the Subject Property and Seller will keep, maintain and repair the Subject Property in substantially its condition as of the date of this Agreement..

          (d) Lease. Seller will not modify, amend or terminate the Lease or the Lease Guaranty without the prior written consent of Purchaser; provided, however, Seller agrees that Seller shall use reasonable efforts in good faith to obtain prior to the Contingency Date, a Fifth Amendment to the Lease in substantially the form attached as Exhibit L (the "Fifth Amendment") and the Storage Agreement. Seller will not waive any material rights of Seller under the Lease or Storage Agreement, and Seller will use reasonable commercial efforts to perform and discharge all of the duties and obligations of the "Landlord" under the Lease (and when signed, the Storage Agreement) in the manner and within the time limits required thereunder.

                                       5
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     5.   Representations and Warranties by Seller.

          (a) Representations and Warranties. Seller represents and warrants to Purchaser as follows:

               (i) Authority. Seller is a limited liability company duly organized and validly existing and in good standing under the laws of the State of Delaware and in good standing under the laws of the State of Minnesota. Seller has the requisite power and authority to enter into and perform this Agreement and Seller's Closing Documents (as such term is defined in Section 9(a) hereof). This Agreement and Seller's Closing Documents have been duly authorized by all necessary action on the part of Seller and have been or will be duly executed and delivered by Seller. Seller's execution, delivery and performance of this Agreement and Seller's Closing Documents will not conflict with or result in a violation of Seller's organizational documents, or any judgment, order or decree of any court or arbiter, to which Seller is a party. This Agreement and Seller's Closing Documents (when signed) are valid and binding obligations of Seller, and are enforceable against Seller in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, creditor's rights and other similar laws.

               (ii) Utilities. All installation and connection charges for utilities serving the Real Property have been paid in full. Seller has received no written notice of actual or threatened reduction or curtailment of any utility service currently supplied to the Real Property.

               (iii) Hazardous Substances. Seller shall make available to Purchaser in accordance with Section 3(b) hereof complete copies of all environmental reports and studies with respect to the Real Property conducted or received by Seller from any third party (the "Environmental Reports"). Except as disclosed by the Environmental Reports or any other environmental assessment obtained by Purchaser, to the best of Seller's knowledge, (A) the Real Property has never been used for the production, storage, deposit or disposal of hazardous substances in any reportable quantities under and in violation of applicable environmental laws; and (B) no above or below ground gas or fuel storage tank is or has been located at the Real Property. Seller has not received any written notice from any applicable governmental authority that any hazardous substances have been placed or located upon the Real Property in violation of applicable environmental laws.

               (iv) FIRPTA. Seller is not a "foreign person," "foreign partnership," "foreign trust" or "foreign estate" as those terms are defined in Section 1445 of the Internal Revenue Code.

               (v) Proceedings. There is no action, litigation, condemnation or proceeding of any kind pending or, to the best knowledge of Seller, threatened against Seller or against any portion of the Subject Property, which would have an

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          adverse effect on the use or value of the Subject Property or an adverse effect on the ability of Seller to perform its obligations under this Agreement.

               (vi) Condition of the Real Property. Seller has not received written notice from any governmental authority having jurisdiction over the Real Property of any violation of any applicable law, rule, regulation or code of any such governmental authority, which has not been cured or remedied and to the best of Seller's knowledge, no such violation exists. To the best of Seller's knowledge, except as disclosed by any engineering report received by Purchaser with respect to the Real Property, the major structural, mechanical, roof, storm drainage, sanitary sewer, and electrical systems constituting the Improvements are in good working order and condition to perform the work or function for which intended.

               (vii) Books and Records. To the best of Seller's knowledge, the books and records relating to the Subject Property which have been made or will be made available to Purchaser by Seller, and which have been prepared by Seller's property manager, accurately reflect the operation of the Subject Property.

               (viii) Lease.

                      (A)     Exhibit C is a true and complete list and
                              ---------
                              description of the Lease and Storage Agreement. Seller has delivered to Purchaser a complete and accurate copy of the Lease and drafts of the Fifth Amendment and Storage Agreement. Except as set forth in the Lease, there are no options to expand, rights of first refusal, options to terminate, options to renew, options to purchase, or any rent abatements given to the Tenant.

                      (B) To the best of Seller's knowledge, each of the Lease and the Lease Guaranty is, and upon Closing each of the Lease, the Fifth Amendment and the Storage Agreement will be, in full force and effect according to the terms set forth therein, and the Lease has not been modified, amended, or altered, in writing or otherwise, except as set forth on Exhibit C.

                      (C) Seller has not received written notice from the Tenant of any uncured default or unperformed obligation of the Landlord under the Lease, including, without limitation, failure of the Landlord to construct any required tenant improvements. Tenant has not asserted in writing to Seller any offsets, defenses or claims available against rent payable by it or other performance or obligations otherwise due from it under the Lease.

                      (D) To the best of Seller's knowledge, Tenant is not in default under its Lease (beyond any applicable grace or cure

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                              period), or is in arrears in the payment of any
                              sums or in the performance of any obligations required of it under the Lease.

                      (E) No guarantor of the Lease has been released or discharged by Seller, voluntarily or involuntarily, from any obligation under the Lease Guaranty.

                      (F) There are no brokers' commissions, finders' fees, or other charges payable or to become payable to any third party on behalf of Seller as a result of or in connection with the Lease, including, without limitation, any unexecuted options to expand or renew, other than as set forth on Exhibit C-1 attached hereto and made a part
                              -----------
                              hereof.

                      (G) To the best of Seller's knowledge, the Tenant has not assigned its interest in its Lease or sublet any portion of the premises leased to such Tenant under its Lease.

                      (H) The Tenant has not prepaid rent for more than the current month under the Lease.

               (ix) Special Assessments. Except as shown on any tax bills delivered to Purchaser and the Commitment and except for (i) the special assessments levied by the City of Minnetonka at the public hearing on August 14, 2000 in the principal amount of $534,750.30 payable over a ten year period commencing 2001 and (ii) the special assessments contemplated by the Contract for Private Redevelopment by and between Economic Development Authority For the City of Minnetonka, the City of Minnetonka and Seller dated February 23, 1998 (the "Redevelopment Agreement") in the approximate amount of $210,000 relating to construction costs for a left turn lane onto the frontage road south of the Subject Property and design costs for minor traffic improvements adjacent to the Subject Property, Seller has not received any notice, in writing, of any special assessment which affects the Subject Property.

               (x) Service Contracts. The Service Contracts described on Exhibit E are all of the contracts which are in effect and which relate to
     ---------
     the operation, management, or maintenance of the Subject Property. Seller shall provide Purchaser with complete and accurate copies of all Service Contracts pursuant to Section 3(b) hereof. All such Service Contracts are in full force and effect in accordance with their respective provisions.

               (xi)   Warranties and Guaranties. Exhibit F attached hereto is a
                                                 ---------
     complete and accurate list and description of all of the warranties and guaranties of contractors, vendors, manufacturers and other parties which are known by Seller to be in effect and to relate to the Subject Property.

               (xii) No Other Agreements. Other than the Lease, Storage Agreement, the Service Contracts, and the Permitted Encumbrances, there are no leases, service contracts, management agreements, or other agreements or instruments in force and effect, oral or written, that grant to any person whomsoever or any entity whatsoever any right, title, interest or benefit in or to all or any part of the Subject Property, any rights to acquire all or any part of the Subject Property or any rights relating to the use, operation, management, maintenance, or repair of all or any part of the Subject Property.

               (xiii) Certificates. Seller has heretofore provided Purchaser with complete and accurate copies of all Permits which are known by Seller to relate to the Subject Property and which are in the possession or control of Seller.

               (xiv) Bankruptcy. Seller is solvent and has not made a general assignment for the benefit of creditors nor been adjudicated a bankrupt or insolvent, nor has a receiver, liquidator, or trustee for any of Seller's properties (including the Subject Property) been appointed or a petition filed by or against Seller for bankruptcy, reorganization, or arrangement pursuant to the Federal Bankruptcy Act or any similar Federal or state statute, or any proceeding instituted for the dissolution or liquidation of Seller.

               (xv) No Roll Back Taxes. The Subject Property has not been classified under any designation authorized by law to obtain a special low ad valorem tax rate or to receive a reduction, abatement, or deferment of ad valorem taxes which will result in additional, catch-up or roll-back ad valorem taxes in the future in order to recover the amounts previously reduced, abated or deferred.

          (b) Seller's Knowledge. For purposes of this Agreement, the phrase "to the best of Seller's knowledge" or words of similar import shall mean the actual knowledge of Lori A. Larson, Vice President, Tim Murnane, Vice President, Dave Menke, Senior Director of Development, Dan Hanson, Property Manager and Jeffrey Smith, Senior Project Manager - Construction. Seller represents to Purchaser that such persons are the only officers or representatives of Seller having principal responsibility for the development, management, operation, leasing and sale of the Subject Property.

          (c) Representation and Warranty Becoming Untrue. In the event that, between the date of this Agreement and the Closing Date, Seller becomes aware that any of the foregoing representations and warranties of Seller is no longer true and correct, Seller shall promptly notify Purchaser thereof in writing. Seller covenants and agrees, within thirty (30) days (such thirty (30)-day period being sometimes hereinafter referred to as the "Warranty Cure Period"), to use reasonable efforts to cure any such then-incorrect representations and warranties, and the Closing shall be delayed in accordance with this Section 5(c) while Seller undertakes such efforts. If, after using reasonable efforts, Seller cannot effect such cure on or before the expiration of the Warranty Cure Period, Purchaser shall, within five (5) business days following expiration of the Warranty Cure Period, elect either (i) to terminate this Agreement (other than the rights and obligations of the parties that, by the express terms hereof, survive any termination of this Agreement), or (ii) to waive any such incorrect representations and warranties of Seller, and thereby release Seller from any and all liability or obligations with respect thereto, and to proceed hereunder, or (iii) if such representations and warranties of Seller are knowingly and intentionally breached by Seller, to exercise the remedies available to Purchaser under Section 11(b) hereof. Failure of Purchaser to notify Seller within the aforesaid five (5)-business day period shall constitute Purchaser's irrevocable election under clause (ii) of the immediately preceding sentence. In the event that Purchaser terminates this Agreement as provided in clause (i) above, the Earnest Money shall be promptly returned to Purchaser.

     6. Representations and Warranties by Purchaser. Purchaser represents and warrants to Seller as follows: (a) Purchaser is a Georgia corporation duly organized and validly existing and in good standing under the laws of the State of Georgia, and by the Closing Date, will be in good standing under the laws of Minnesota as may be required in order for the Title Company to issue the Title Policy required hereunder; (b) Purchaser has the requisite power and authority to enter into this Agreement and Purchaser's Closing Documents (as such term is defined in Section 9(c) hereof); (c) this Agreement has been duly authorized by all necessary action on the part of Purchaser and this Agreement and Purchaser's Closing Documents have been or will be duly executed and delivered by Purchaser;
(d) Purchaser's execution, delivery and performance of this Agreement and Purchaser's Closing Documents will not conflict with or result in violation of Purchaser's organizational documents, or any judgment, order or decree of any court or arbiter, to which Purchaser is a party; and (e) this Agreement and Purchaser's Closing Documents (when signed) are valid and binding obligations of Purchaser, and are enforceable against Purchaser in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, creditor's rights and other similar laws.

     7. Other Matters Related to Representations and Warranties of Seller and Purchaser. The respective representations and warranties of Seller and Purchaser contained in this Agreement shall survive Closing; provided, however, that (a) any cause of action that Purchaser may have against Seller by reason of a breach or default of any of Seller's representations and warranties set forth herein shall automatically expire on the date which is one (1) year after the Closing Date ("Warranty Expiration Date"), except that the same shall not expire as to any such breach or default as to which Purchaser has instituted litigation against Seller prior to the Warranty Expiration Date; (b) Seller's total liability for any breach or breaches of its representations and warranties set forth herein shall in no event exceed Seller's interest in the Subject Property or the proceeds from the sale thereof, as the case may be; and (c) Seller shall have no liability whatsoever to Purchaser with respect to any breach or breaches by Seller of its representations and warranties set forth herein, if, prior to Closing, Purchaser obtains actual knowledge of a fact or circumstance, the existence of which would constitute a breach of Seller's representations and warranties set forth herein, unless such representations and warranties of Seller are knowingly and intentionally breached by Seller. Among other things, for purposes hereof, Purchaser shall be deemed to have actual knowledge of any fact or circumstance set forth in the estoppel certificates delivered to Purchaser and in any environmental assessments or engineering reports received by Purchaser. Seller's representations and warranties set forth herein shall be deemed automatically modified to the extent that any information contained in any estoppel certificates delivered to Purchaser prior to Closing or in any environmental assessments or engineering reports received by Purchaser is inconsistent with the matters which are the subject to such representations and warranties.

     8.   Closing.

          (a) Closing Date. The closing of the purchase and sale contemplated by this Agreement ("Closing") shall occur on or before November 20, 2000, or on such earlier or later date as Seller and Purchaser may mutually agree, subject to delays occasioned by operation of Sections 3(a), 5(c) or 9(b) hereof ("Closing Date"), at the offices of Seller's attorneys, Briggs and Morgan, P.A., 2400 IDS Center, Minneapolis, MN 55402 or at such other location as Seller and Purchaser may mutually agree.

          (b) Purchaser's Closing Conditions Precedent. Purchaser's obligation to consummate the transaction contemplated by this Agreement shall be subject to satisfaction or waiver of each of the following conditions ("Purchaser's Closing Conditions Precedent"); provided, however, that Purchaser shall have the unilateral right to waive any Purchaser's Closing Condition Precedent, in whole or in part, by written notice to Seller:

               (i)   The representations and warranties of Seller set forth in
          Section 5(a) hereof shall be, in all material respects, true and complete as of the Closing Date.

               (ii) Seller shall have performed all of the obligations required to be performed by Seller under this Agreement, as and when required by this Agreement, in all material respects.

               (iii) Seller shall have obtained an amendment to the Lease, on or before the Closing Date, in substantially the form of Exhibit L
                                                                   ---------
          attached hereto and made a part hereof, fully executed by Seller, as Landlord under the Lease, and Tenant.

               (iv) Purchaser shall have received, on or before the Closing Date, an estoppel certificate in substantially the form of Exhibit I
                                                                     ---------
          attached hereto and made a part hereof, or otherwise reasonably approved by Purchaser, from the Tenant.

               (v) Seller shall provide Purchaser with (i) evidence reasonably acceptable to Purchaser that the Tenant has approved the number of parking spaces currently provided on the Subject Property consisting of 49 enclosed lower level spaces, 395 ramp spaces and 787 surface parking spaces, or (ii) a written undertaking by Seller that Seller will construct (at Seller's cost and expense) an additional 21 surface parking spaces on the Subject Property on or before June 1, 2001.

          (c) Seller's Conditions Precedent. Seller's obligation to consummate the transaction contemplated by this Agreement shall be subject to satisfaction or waiver of each of the following conditions ("Seller's Closing Conditions Precedent"); provided, however, that Seller shall have the unilateral right to waive any Seller's Closing Condition Precedent, in whole or in part, by written notice to Purchaser:

               (i) The representations and warranties of Purchaser set forth in Section 6 hereof shall be, in all material respects, true and complete.

               (ii) Purchaser shall have performed all of the obligations required to be performed by Purchaser under this Agreement, as and when required by this Agreement, in all material respects.

          (d) Failure of Condition Precedent. In the event that Purchaser's Closing Conditions Precedent or Seller's Closing Conditions Precedent, as the case may be, have not been satisfied or waived as of the scheduled Closing Date as the same may be extended as permitted above, and provided the failure to satisfy or waive any such condition is not attributable to a breach or default of this Agreement by Seller or Purchaser, as the case may be, this Agreement shall terminate (other than the obligations of the parties that, by the express terms hereof, survive any such termination) and the Earnest Money shall be returned to the Purchaser.

     9.   Closing Deliveries.

          (a) Seller's Closing Documents. On the Closing Date, Seller shall execute and/or deliver to Purchaser or cause to be executed and/or delivered the following (collectively, "Seller's Closing Documents"):

               (i) Deed. A Limited Warranty Deed conveying the Real Property to Purchaser, free and clear of all encumbrances, except the Permitted Encumbrances, in the form set forth in Exhibit J attached hereto and
                                                 ---------
          made a part hereof (the "Deed").

               (ii) Bill of Sale. A Bill of Sale transferring the Personal Property to Purchaser, in the form set forth in Exhibit K attached
                                                          ---------
          hereto and made a part hereof (the "Bill of Sale").

               (iii) Seller's Affidavit. An Affidavit of Seller indicating that on the Closing Date, to the best of Seller's knowledge, there are no outstanding, unsatisfied judgments, tax liens (other than the lien of real estate taxes not yet due and payable) or bankruptcies against or involving Seller or the Real Property; and that, to the best of Seller's knowledge, there are no other unrecorded interests in the Real Property other than the Lease as amended by the Fifth Amendment, and the Storage Agreement. Such Affidavit shall be in such form and shall contain such averments as may be reasonably required by the Title Company in order for the Title Company to issue to Purchaser its owner's policy of title insurance without exception for rights of parties in possession (other than the rights of the Tenant under the Lease and Storage Agreement, as tenant and licensee only) and without exception for filed or unfiled mechanics' and materialmen's liens.

               (iv) Original Documents. Original copies of the Lease, the Storage Agreement, the Permits, those of the Service Contracts (if any) to be assigned to and assumed by Purchaser pursuant to Section 1(e) hereof, the Warranties and the

          Plans, to the extent that the same are in Seller's possession or control and have not previously been delivered to Purchaser.

               (v) FIRPTA Affidavit. A non-foreign affidavit properly containing such information as is required by Section 1445(b)(2) of the Internal Revenue Code and the regulations promulgated thereunder.

               (vi) Title Documents. Such affidavits of Seller or other documents as may be reasonably required by the Title Company in order to record the Deed and issue the title insurance policy required by this Agreement.

               (vii) Tax Reporting Designation. A Designation of Person Responsible for Tax Reporting under Internal Revenue Code Section 6045 in the form of Exhibit M attached hereto and made a part hereof
                         ---------
          designating the Title Company as the party responsible for making returns required under Internal Revenue Code Section 6405.

               (viii) Operating Expense Statement. An operating expense statement certified by Seller to be a complete and correct list and description of operating expenses relating to Seller's ownership, operation, management and maintenance of the Subject Property since September 1, 2000.

               (ix) Miscellaneous. Keys to all locks at the Subject Property in Seller's possession or control; and the documents referred to in
          Section 9(d) below.

          (b) Title Policy. At Closing, Seller shall cause the Title Company to deliver to Purchaser its owner's title insurance policy required by this Agreement. Seller hereby agrees that Seller shall remove, satisfy or cure at or prior to the Closing, any Unpermitted Encumbrances created by Seller after the effective date of this Agreement in violation of this Agreement or any Unpermitted Encumbrances consisting of taxes and installments of special assessments (except for taxes which are not yet due or payable which shall be prorated between Seller and Purchaser and installments of special assessments as provided in Section 10(a) below), mortgages, mechanic's or materialmen's liens or other such monetary encumbrances. In the event that Seller shall fail, on or before the date of Closing, to remove, satisfy or cure any Unpermitted Encumbrances that Seller is obligated hereunder to remove, satisfy or cure or as to which Seller gave assurance to Purchaser that Seller would remove, satisfy or cure as provided in Section 3(b) above or that Seller created after the Effective Date of this Agreement in violation of this Agreement, (i) Purchaser may terminate this Agreement by written notice to Seller and Title Company, in which even the Earnest Money shall be immediately refunded to Purchaser,
     (ii) Purchaser may remove, cure or cause the Title Company to endorse over such Unpermitted Encumbrance, in which event the Purchase Price payable pursuant to Section 2 hereof shall be reduced by an amount equal to the actual cost and expense incurred by Purchaser in connection with the removing, curing or endorsing over of such Unpermitted Encumbrance, or
     (iii) Purchaser may accept title to the Real Property subject to such Unpermitted Encumbrances, or (iv) any combination of items (ii) and

     (iii). In the event Purchaser elects to remove, cure or cause the Title Company to endorse over any such Unpermitted Encumbrances pursuant to item
     (ii) above, Purchaser at its option, upon giving notice to Seller, may extend the date of Closing until the curing of such Unpermitted Encumbrances or fifteen (15) days from and after the previously scheduled date of Closing, whichever shall first occur. If any defect or objection shall not have been removed, cured or endorsed over within such period, Purchaser may exercise its option under either item (i) or (iii) hereof. Notwithstanding the foregoing, the parties hereto agree that if Seller has not completed the Proceeding Subsequent to Initial Registration set forth in item 1 of Schedule B - Section 1 of the Commitment by the Closing Date and the Title Company agrees to insure over Seller's failure to have completed such requirement, Seller undertakes and agrees with Purchaser to complete said Proceeding Subsequent and obtain the Order deleting the recitals listed in item 1 of Schedule B - Section 1 of the Commitment. The foregoing undertaking and agreement shall survive the Closing.

          (c) Purchaser's Closing Documents. On the Closing Date, Purchaser shall execute and/or deliver or cause to be executed and/or delivered to Seller the following (collectively, "Purchaser's Closing Documents"):

               (i) Purchase Price. The Purchase Price, plus or minus prorations and other adjustments, if any, by wire transfer of immediately available funds.

               (ii) Title Documents. Such affidavits of Purchaser other documents as may be reasonably required by the Title Company in order to record the Deed and issue the title insurance policy required by this Agreement.

          (d) Purchaser's and Seller's Closing Documents. On the Closing Date, Seller and Purchaser shall jointly execute and deliver the following:

               (i) Closing Statement. A closing statement in form and substance reasonably acceptable to both Seller and Purchaser, and consistent with the terms, provisions and conditions of this Agreement.

               (ii) Transfer Tax Declarations. Such Certificate of Real Estate Value or similar declarations, affidavits or certificates as may be required by applicable law.

               (iii) Assignment and Assumption of Lease. An Assignment and Assumption of Lease pursuant to which, among other things, (A) Seller shall assign to Purchaser all of Seller's right, title and interest as landlord in, to and under the Lease and Storage Agreement, and Purchaser shall assume the obligations of the landlord under the Lease and Storage Agreement with respect to any event, fact or circumstance that occurs, from and after the Closing Date; (B) Seller shall defend, indemnify and hold harmless Purchaser from and against any lease defaults by the landlord under the Lease and Storage Agreement with respect to any event, fact or circumstance that occurs prior to the Closing Date, and Purchaser shall defend, indemnify and hold harmless Seller from and against any lease defaults by the landlord under the Lease and Storage Agreement with respect to any event, fact or circumstance that occurs from and after the Closing Date, subject, however, to Section 26 hereof; and (C) the total liability of Seller for breach thereof shall be limited to Seller's interest in the Subject Property or the proceeds from the sale thereof, as the case may be, and the total liability of Purchaser for breach thereof shall be limited to Purchaser's interest in the Subject Property.

                (iv) Assignment and Assumption of Permits, Warranties and Plans. An Assignment and Assumption of Permits, Warranties and Plans, pursuant to which, among other things, (A) Seller shall assign to Purchaser all of Seller's right, title and interest as owner in, to and under the Permits, Warranties and Plans, and Purchaser shall assume all obligations of the owner under the Permits, Warranties and Plans with respect to any event, fact or circumstance that occurs, from and after the Closing Date; (B) Seller shall defend, indemnify and hold harmless Purchaser from and against any default in the performance by the owner of its obligations under the Permits, Warranties and Plans with respect to any event, fact or circumstance that occurs prior to the Closing Date, and Purchaser shall defend, indemnify and hold harmless Seller from and against any default in the performance by the owner of its obligations under the Permits, Warranties and Plans with respect to any event, fact or circumstance that occurs from and after the Closing Date; (C) Purchaser shall defend, indemnify, and hold harmless Seller and Seller's Affiliates from any unauthorized use of the Plans, as more particularly set forth in Section 1(f) hereof; and (D) the total liability of Seller for breach thereof shall be limited to Seller's interest in the Subject Property or the proceeds from the sale thereof, as the case may be, and the total liability of Purchaser for breach thereof shall be limited to Purchaser's interest in the Subject Property.

                (v) Assignment of Service Contracts. An Assignment and Assumption of Service Contracts pursuant to which, among other things,
          (A) Seller and/or Seller's property manager shall assign to Purchaser all right, title and interest of Seller and/or Seller's property manager, as buyer, in, to and under the Service Contracts which are to be assigned hereunder, and Purchaser shall assume all obligations of Seller and/or Seller's property manager under such Service Contracts with respect to any event, fact or circumstance that occurs, from and after the Closing Date; (B) Seller shall defend, indemnify and hold harmless Purchaser from and against any defaults by the buyer under such Service Contracts with respect to any event, fact or circumstance that occurs prior to the Closing Date, and Purchaser shall defend, indemnify and hold harmless Seller and/or Seller's property manager from and against any defaults by the buyer under such Service Contracts with respect to any event, fact or circumstance that occurs from and after the Closing Date; and (C) the total liability of Seller for breach thereof shall be limited to Seller's interest in the Subject Property or the proceeds from the sale thereof, as the case may be, and the total liability of Purchaser for breach thereof shall be limited to Purchaser's interest in the Subject Property.

               (vi) Notices to Tenant. Written notices to the Tenant advising it of the sale of the Subject Property and directing it to make future lease payments to Purchaser at the place designated by Purchaser.

               (vii) Miscellaneous. Such other documents, instruments and affidavits as shall be reasonably necessary to consummate the transaction contemplated by this Agreement, including, without limitation, affidavits identifying any brokers involved as the only persons entitled to a brokerage or similar commission in connection with consummation of the transaction contemplated hereby.

     10. Adjustment and Prorations. Seller and Purchaser shall make all adjustments and apportion all expenses with respect to the Subject Property, including, without limitation, the following:

          (a)  Real Estate Taxes and Special Assessments.   Seller shall be
     responsible for payment to the collecting authorities of all real estate taxes and installments of special assessments affecting the Real Property (collectively, "Taxes") due and payable in 1999 and prior years. Taxes due and payable in the year 2000 shall be prorated between Seller and Purchaser as of the date immediately preceding the Closing Date ("Proration Date"), and Purchaser shall be responsible for payment to the collecting authorities of all Taxes which become due and payable after the Proration Date. There shall be no further proration of Taxes.

          (b) Title Insurance. Seller shall pay for the cost of the owner's title insurance policy required under this Agreement. Purchaser shall pay for the cost of any additional endorsements to the owner's title insurance policy which Purchaser is able to obtain from the Title Company, and all costs of any lender's title insurance policy.

          (c) Closing Fee. Seller and Purchaser will each pay one-half of any reasonable and customary closing fee by the Title Company.

          (d) Deed or Transfer Tax. Seller shall pay all applicable deed taxes imposed by the State of Minnesota.

          (e) Rents. The following items shall be prorated on an accrual basis up to and including the Proration Date, on the basis of the most recent ascertainable amounts thereof or on the basis of such other reasonably reliable information with respect thereto: (i) current and advance rental payments under the Leases; (ii) operating expense and insurance escalations and adjustments and other charges payable by the Tenant to the landlord under the Lease, excluding any contributions toward the payment of Taxes (collectively, "Expense Contributions"); (iii) any utility charges and deposits made by Seller with respect to utilities for which the landlord under the Lease is responsible; and (iv) all other items of accrued or prepaid income and expenses, other than delinquent rental payments under the Lease. Such prorations shall not account for or reflect any of the foregoing items to the extent Tenant is delinquent in payment of the same.

          When actual Expense Contributions for the year in which Closing occurs are known (and the year preceding the year in which Closing occurs if such amounts are not known at Closing), Purchaser shall bill the Tenant for the additional amount, if any, owed by such Tenant as a result of non-payment or underpayment of the Tenant's share of Expense Contributions for the year to which such Expense Contributions apply under the Tenant's Lease. Upon collection of such amounts the same shall be prorated between Seller and Purchaser, and Purchaser shall pay Seller all amounts due Seller for the period prior to the Proration Date as soon as reasonably practical. In the event that the Expense Contributions collected by Seller for the period up to and including the Proration Date exceed the actual Expense Contributions for such period, Seller shall pay to Purchaser an amount equal to the excess of the Expense Contributions collected over the actual Expense Contributions for such period as soon as reasonably practical after such Expense Contributions are known. Seller shall have the right to inspect the books and records of the Subject Property to verify that Purchaser is remitting to Seller all amounts to be remitted to Seller according to the terms of this Agreement, and for any other purpose related to Seller's prior ownership of the Subject Property. Notwithstanding the foregoing, if the amounts to be prorated hereunder can be established with reasonable certainty at Closing, the appropriate party shall receive credit therefor at Closing, which credit shall be final and in lieu of any proration contemplated hereby.

          In the event that on the Closing Date the Tenant is delinquent for a period of thirty (30) days or less in the payment of rent (base rent, additional rent or otherwise), billed but unpaid at the time of Closing, a proportionate share of such delinquent rent shall be credited in favor of Seller, it being understood that if the Tenant is delinquent for a period of thirty (30) days or less in the payment of current monthly rent but is also delinquent for a period of more than thirty (30) days for past monthly rent, all such rent shall be considered delinquent for more than thirty
     (30) days for purposes of this grammatical paragraph. In the event that on the Closing Date the Tenant is delinquent for a period of more than thirty
     (30) days in the payment of rent (base rent, additional rent or otherwise), billed but unpaid at the time of Closing, then no proration shall be made at Closing, and, after Closing, Seller shall have the right to proceed against the Tenant for collection of such past due amounts, which proceedings may include instituting litigation for damages, but not eviction from or dispossession of the leased premises. If Seller recovers any such delinquent amounts, the same shall be distributed in the following order of priority: (i) to Seller for amounts due or accrued from Tenant prior to the Proration Date, then (ii) the balance to Purchaser. If Purchaser recovers any such delinquent amounts, the same shall be distributed in the following order of priority: (i) to Purchaser for amounts due or accrued from Tenant from and after the Closing Date, then
     (ii) the balance to Seller, provided the same has not previously been credited to Seller as provided above.

          (f) Recording Costs. Seller shall pay the cost of recording all documents necessary to place record title in the condition required by this Agreement other than the cost of recording the Deed which shall be paid by Purchaser.

          (g) Operating Expenses. All other operating costs of the Subject Property shall be allocated between Seller and Purchaser as of the Proration Date, so that Seller pays that part of such other operating costs payable before the Proration Date, and Purchaser pays that part of such operating costs payable from and after the Proration Date.

          (h) Attorney's Fees. Each of the parties shall pay its own attorneys' fees, except that a party defaulting under this Agreement or any closing document shall pay the reasonable attorneys' fees and court costs incurred by the nondefaulting party to enforce successfully its rights regarding such default.

          (i) Other Costs. All other costs shall be allocated in accordance with the customs prevailing in similar transactions in the greater metropolitan Twin Cities area.

          (j) Free Rent. Seller shall pay to Purchaser at Closing the sum of $738,416.55 representing the total amount of free or reduced rental under the Lease for the period from and after the Closing Date, which amount is calculated as provided in Exhibit N attached hereto and made a part hereof,
                               ---------
     based upon an assumed Closing Date of November 20, 2000. In the event the actual amount of free or reduced rental under the Lease is determined (either before or after Closing) to be more or less than $738,416.55, or in the event the Closing shall occur on a date other than November 20, 2000, the foregoing payment amount shall be recalculated and Seller and Purchaser shall promptly make appropriate adjustments and payments between them so that the payment by Seller to Purchaser under this Section 10(j) shall equal the total amount of free or reduced rental under the Lease for the period from and after the Closing Date.

     The obligations of the parties under this Section 10 shall survive the Closing and delivery of the Deed.

     11.  Default.

          (a) If Purchaser defaults in its obligation to consummate this Agreement, Seller shall be entitled, at Seller's option, to terminate this Agreement, and the Earnest Money shall be forfeited to Seller, as Seller's sole and exclusive remedy; provided, however, that Seller shall also have the right to sue for or otherwise recover actual damages as a result of Purchaser's failure to perform Purchaser's indemnity obligations herein.

          (b) If Seller defaults in its obligations under this Agreement or knowingly and intentionally breaches its representations and warranties hereunder, Purchaser shall be entitled either (i) to terminate this Agreement and have the Earnest Money returned as Purchaser's sole and exclusive remedy, or (ii) to enforce specific performance of the terms and provisions of this Agreement; provided, however, that if Purchaser elects to terminate this Agreement and have the Earnest Money returned, Seller agrees to pay the actual out-of-pocket expenses incurred by Purchaser (not to exceed $100,000) in connection with Purchaser's proposed acquisition of the Property.

     12. Damage. If, prior to the Closing Date, all or any part of the Improvements are damaged by fire or other casualty, Seller shall promptly give notice to Purchaser of such fact. If any part of the Improvements are substantially damaged, at Purchaser's option (to be exercised by Purchaser's written notice to Seller given within thirty (30) days after Seller's initial notice to Purchaser), this Agreement shall terminate. In the event of any such termination of this Agreement, neither party will have any further obligations under this Agreement (other than the obligations of the parties that, by the express terms hereof, survive any such termination), and the Earnest Money shall be refunded to Purchaser. If Purchaser fails to elect to terminate (in the manner provided in this Section 12) despite such damage, or if the Improvements are damaged but not substantially, Seller shall promptly commence to repair such damage or destruction and to return the Improvements to substantially their condition prior to such damage. If such damage shall be completely repaired prior to the Closing Date, then there shall be no reduction in the Purchase Price, and Seller shall retain the proceeds of all insurance related to such damage. If such damage shall not be completely repaired prior to the Closing Date, but Seller is diligently proceeding to repair, then Seller shall complete the repair after the Closing Date and shall be entitled to receive the proceeds of all insurance related to such damage; provided, however, that Purchaser shall have the right to delay the Closing Date until repair is completed. For purposes of this Section 12, the words "substantially damaged" mean damage that would cost $750,000 or more to repair or damage that would entitle the Tenant to terminate the Lease.

     13. Condemnation. If, prior to the Closing Date, eminent domain proceedings are commenced against all or any part of the Subject Property, or if the Subject Property is subjected to a bona fide threat of eminent domain, or if Seller has received notice that any such eminent domain proceedings are contemplated, Seller shall immediately give notice to Purchaser of such fact and, at Purchaser's option (to be exercised within thirty (30) days after Seller's notice), this Agreement shall terminate. In the event of any such termination, neither party will have further obligations under this Agreement (other than the obligations of the parties that, by the express terms hereof, survive any such termination), and the Earnest Money shall be refunded to Purchaser. If Purchaser fails to elect to terminate (in the manner provided in this Section 13), then there shall be no reduction in the Purchase Price, and Seller shall assign to Purchaser at the Closing Date all of Seller's right, title and interest in and to any award made or to be made in the condemnation proceedings. Prior to the Closing Date, Seller shall not designate counsel, appear in, or otherwise act with respect to the condemnation proceedings without Purchaser's prior written consent, which consent shall not be unreasonably withheld or delayed; provided, however, that if any action is necessary with respect to such proceeding to avoid any forfeiture or material prejudice, Seller shall be entitled to take such action as and to the extent necessary without obtaining Purchaser's prior written consent.

     14. Broker's Commission. Seller represents and warrants to Purchaser that in connection with the transaction contemplated hereby, no third party broker or finder has been engaged or consulted by Seller or is entitled to compensation or commission in connection herewith, other than CB Richard Ellis, Inc. ("Seller's Broker"). Seller shall be responsible for payment of the broker's commission due and owing Seller's Broker. Seller shall defend, indemnify and hold harmless Purchaser from and against any and all claims of brokers, finders or any like third party claiming any right to commission or compensation by or through acts of Seller in connection herewith. Purchaser represents and warrants to Seller that in connection with the transaction contemplated hereby, no third party broker or finder has been engaged or consulted by Purchaser or is entitled to compensation or commission in connection herewith, other than Seller's Broker. Purchaser shall defend, indemnify and hold harmless Seller from and against any and all claims of brokers, finders or any like party claiming any right to commission or compensation by or through acts of Purchaser in connection herewith other than Seller's Broker. The indemnity obligations hereunder shall include, without limitation, all damages, losses, risks, liabilities and expenses (including, without limitation, reasonable attorneys' fees and costs) arising from and related to matters being indemnified hereunder. Neither Seller's Broker nor any other broker, finder or like party shall be entitled to rely (as a third-party beneficiary or otherwise) on the provisions herein in claiming any right to commission or compensation or otherwise. The obligations of the parties under this Section 14 shall survive the Closing or any termination of this Agreement.

     15. Mutual Indemnification. Seller and Purchaser agree to indemnify each other against, and hold each other harmless from all liabilities (including, without limitation, reasonable attorneys' fees in defending against claims) arising out of the ownership, operation or maintenance of the Subject Property for their respective periods of ownership; provided, however, that nothing herein shall diminish the defense, indemnify and hold harmless obligations of Purchaser set forth in Section 3(b) hereof with respect to matters arising from or related to the Tests. If and to the extent that the indemnified party has insurance coverage, or the right to make claim against any third party for any amount to be indemnified against as set forth above, the indemnified party will, upon full performance by the indemnifying party of its indemnification obligations, assign such rights to the indemnifying party. If such rights are not assignable, the indemnified party will diligently pursue such rights by appropriate legal action or proceeding and assign the recovery and/or right of recovery to the indemnifying party to the extent of the indemnification payment made by such party. The provisions of this Section 15 shall survive Closing and execution and delivery of the Deed.

     16. Assignment. Purchaser may not assign its rights under this Agreement without the prior written consent of Seller; provided, however, that Purchaser may assign its rights under this Agreement to Wells Operating Partnership, L.P., a Delaware limited partnership ("WLP") or Wells Real Estate Investment Trust, Inc., a Maryland corporation ("Wells REIT") or Wells Development Corporation, a Georgia corporation ("WDC") or any trust, corporation, partnership or limited liability company controlling, controlled by or under common control with Purchaser, WLP, Wells REIT, WDC or any partnership having Purchaser, WLP, Wells REIT or WDC or any entity controlled by Purchaser, WLP, Wells Reit or WDC as a direct or indirect general partner. For purposes hereof, "control" shall mean ownership (directly or indirectly) of 51% or more of the voting or other comparable ownership interest of any such trust, corporation, partnership or limited liability company. Any assignment shall be subject to all the provisions, terms, covenants and conditions of this Agreement, and the assignor shall, in any event, continue to be and remain liable under this Agreement, as it may be amended from time to time, as a principal and not as a surety without notice to such assignor. Any such assignment and assumption shall be evidenced by a written agreement in form and substance reasonably acceptable to Seller.

     17. Notices. Any notice or other communication in connection with this Agreement shall be in writing and shall be sent by United States certified mail, return receipt requested, postage prepaid, by nationally recognized overnight courier guarantee next day delivery, by telecopy or facsimile transmission, or by personal delivery, properly addressed as follows:

          If to Seller:       Opus Northwest, L.L.C.
                              10350 Bren Road West
                              Minnetonka, MN 55343
                              Attn: Lori Larson, Vice President

                              Facsimile No.: (952) 656-4814

          With a copy to:     Opus L.L.C. Legal Department
                              10350 Bren Road West
                              Minnetonka, MN 55343
                              Attn:  Brad Osmundson
                              Facsimile No.: (952) 656-4814

          And a copy to:      Briggs and Morgan, P.A.
                              2400 IDS Center
                              Minneapolis, MN  55402
                              Attn:  Charles R. Haynor, Esq.
                              Facsimile No.: (612) 334-8650

          If to Purchaser:    Wells Capital, Inc.
                              6200 The Corners Parkway
                              Suite 250
                              Norcross, GA 30092
                              Attn:  Michael C. Berndt
                              Facsimile No.:  (770) 200-8222

          With a copy to:     Troutman Sanders LLP
                              Bank of America Plaza
                              600 Peachtree Street N.E.
                              Suite 5200
                              Atlanta, Georgia  30308-2216
                              Attn:  John W. Griffin, Esq.
                              Facsimile No.:  (404) 962-6577

All notices shall be deemed given three (3) business days following deposit in the United States mail with respect to certified or registered letters, one (1) business day following deposit if delivered to an overnight courier guaranteeing next day delivery and on the same day if sent by personal delivery or by telecopy or facsimile transmission (with proof of transmission). Attorneys for each party shall be authorized to give notices for each such party. Any party may change its address for the service of notice by giving written notice of such change to the other party, in any manner above specified.

     18. Captions. The section headings or captions appearing in this Agreement are for convenience only, are not a part of this Agreement, and are not to be considered in interpreting this Agreement.

     19. Entire Agreement; Modification. This Agreement constitutes the entire agreement between the parties with respect to the subject matter herein contained, and all prior negotiations, discussions, writings and agreements between the parties with respect to the subject matter herein contained are superseded and of no further force and effect. No covenant, term or condition of this Agreement shall be deemed to have been waived by either party, unless such waiver is in writing signed by the party charged with such waiver.

      20. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      21. Controlling Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.


      22. Severability. The unenforceability or invalidity of any provisions hereof shall not render any other provision herein contained unenforceable or invalid.

      23. "As Is" Sale. Purchaser acknowledges that except as set forth in this Agreement and in Seller's Closing Documents (which term "Seller's Closing Documents" includes the documents referred to in Section 9(d) above), (a) neither Seller, nor any principal, agent, attorney, employee, broker, or other representative of Seller, has made any representation or warranty of any kind whatsoever, either express or implied, with respect to the Subject Property or any matter related thereto; (b) Purchaser is not relying on any warranty, representation, or covenant, express or implied, with respect to the condition of the Subject Property; and (c) Purchaser is acquiring the Subject Property in its "as-is" condition with all faults. In particular, but without limitation, except as set forth in this Agreement and the Seller's Closing Documents, Seller makes no representations or warranties with respect to the use, condition, occupation or management of the Subject Property, compliance of the Subject Property with applicable statutes, laws, codes, ordinances, regulations or requirements or compliance of the Subject Property with covenants, conditions, and restrictions, whether or not of record.

      24. Time of Essence.  Time is of the essence of this Agreement.

      25. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      26. Construction Warranty. Pursuant to Section 17.1.15 of the Lease, Seller has warranted to Tenant that the "Tenant Improvements" and related materials, equipment and installation shall be free from defects in workmanship and shall conform to the plans and specifications, which warranty is stated to run for a period of one (1) year after the applicable commencement date for leased space finished by Seller, and Seller agreed to repair, correct or replace as necessary any defective item occasioned by a breach of such warranty if notified by Tenant of the defective item within the foregoing one (1) year period. In the event Purchaser is notified by Tenant of a claim under Section
17.1.5 of the Lease (a "Claim"), Purchaser shall notify Seller of such Claim and Seller shall promptly repair, correct or replace the claimed defective item occasioned by such breach of warranty and provide Purchaser with reasonable evidence of such repair, correction or replacement. Purchaser agrees to provide Seller access to the Property for the purposes of making such repairs, corrections or replacements. In the event Seller fails to promptly repair, correct or replace such defective item, Purchaser may, after giving Seller five days notice of such failure on the part of Seller, repair, correct or replace such defective item and Seller hereby agrees that in the event Purchaser shall incur any costs or expenses in performing and complying with the obligations of the Landlord under Section 17.1.15 of the Lease, Seller shall promptly reimburse Purchaser for any such costs and expenses, net of any amounts thereof recovered by Purchaser under any Warranties, within ten (10) business days after receipt by Seller of a written request for such payment from Purchaser accompanied by copies of invoices or other back-up information substantiating the amount of such costs and expenses incurred by Purchaser. The obligations of Seller under this Section 26 shall survive the Closing, but only with respect to Claims asserted in writing by Purchaser within thirteen (13) months after the Closing.

     27. Exhibits. The following exhibits are made a part hereof, with the same force and effect as if specifically set forth herein:

     Exhibit A -  Legal Description
     Exhibit A-1  Schedule of Easement Documents
     Exhibit B -  Personal Property
     Exhibit C -  Schedule of Lease
     Exhibit C-1  Schedule of Broker Commissions
     Exhibit D -  Schedule of Permits
     Exhibit E -  Schedule of Service Contracts
     Exhibit F -  Schedule of Warranties
     Exhibit G -  Form of Earnest Money Escrow Agreement
     Exhibit H -  Permitted Encumbrances
     Exhibit I -  Form of Tenant Estoppel Certificate
     Exhibit J -  Form of Deed
     Exhibit K -  Form of Bill of Sale
     Exhibit L    Form of Fifth Amendment to Lease
     Exhibit M    Designation of Person Responsible for Tax Reporting
     Exhibit N    Calculation of Payment Attributable to Free or Reduced Rentals
                  under Lease
     Exhibit O    Form of Storage Agreement
     Exhibit P    Form of Amended Link Agreement
     Exhibit Q    Form of Driveway and Storm Sewer Easement Amendment

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PURCHASER:                                 SELLER:



WELLS CAPITAL, INC.,                       OPUS NORTHWEST, L.L.C.
a Georgia corporation                      a Delaware limited liability
company



By: /s/ Douglas P. Williams                By: /s/ Lori A. Larson
   ----------------------------               ----------------------------

Its: Senior Vice President                 Its: Vice President--Sales
    ---------------------------                ---------------------------

                                   EXHIBIT A

                               Legal Description

          Lot 2, Block 1, and Outlot C, Crescent Ridge Corporate Center, according to the recorded plat thereof, Hennepin County, Minnesota

                                  EXHIBIT A-1


      1. Amended and Restated Declaration of Easements, Covenants and Restrictions Regarding Link dated October ___, 2000 and recorded in the office of the Hennepin County Registrar of Titles as Document No. ________.

      2. Declaration of Covenants, Restrictions and Easements dated May 10, 1999 and recorded in the office of the Hennepin County Registrar of Titles as Document No. 3155465.

      3. Declaration of Covenants and Easements Regarding Stormwater Retention Pond dated October 14, 1999, recorded in the office of the Hennepin County Registrar of Title as Document No. 3216830.

      4. Declaration of Driveway and Storm Sewer Easement dated October 14, 1999 recorded in the Office of the Hennepin County Registrar of Titles as Document No. 3216831, as amended by Amended and Restated Declaration of Driveway, Monument and Storm Sewer Easement dated _______ __, 2000.

                                     A-1-1

                                   EXHIBIT B

                               Personal Property

                                 Monument Sign

                        Steel Bench and Storage Cabinet

                                   6' ladder

                                   8' ladder

                                   EXHIBIT C

                                     Lease

Metris Direct Inc.



Multi-Tenant Office Lease Agreement, dated 3/29/1999

Guaranty, dated 6/9/1999

First Amendment to Lease, dated 7/12/1999

Consent to First Amendment to Multi-Tenant Office Lease Agreement, dated
8/9/1999

Second Amendment to Multi-Tenant Office Lease Agreement, dated 12/17/1999

Consent to Second Amendment to Multi-Tenant Office Lease Agreement dated _______ (to be entered into).

Third Amendment to Multi-Tenant Office Lease Agreement, dated 4/17/2000

Consent to Third Amendment to Multi-Tenant Office Lease Agreement, dated
4/17/2000

Fourth Amendment to Multi-Tenant Office Lease Agreement, dated 6/21/2000

Consent to Fourth Amendment to Multi-Tenant Office Lease Agreement, dated 6/21/2000

Fifth Amendment to Multi-Tenant Office Lease Agreement dated __/__/00 (to be entered into)

Consent To Fifth Amendment to Multi-Tenant Office Lease Agreement dated _______ (to be entered into).

Storage Space Licensing Agreement dated ___________, 2000 by and between Opus Northwest, L.L.C. and Metris Direct, Inc. and guaranteed by Metris Companies, Inc. (to be entered into)

                                  EXHIBIT C-1

                        Schedule of Broker Commissions

                                     None

                                     C-1-1

                                   EXHIBIT D

                              Schedule of Permits



Building Permit

Permit #078815

Issued Date 4/13/1999



Certificate of Occupancy - Shell

Permit #78815

Issued Date 5/31/2000



Certificate of Occupancy - Metris Direct Inc. (floors 3-8)

Permit #M1087297

Issued Date 8/25/2000



Certificate of Occupancy - Metris Direct Inc. (floors 1 & 9)

Expected Issuance Date:  No later than October 15, 2000



Certificate of Occupancy - Metris Direct Inc. (floor 2)

Expected Issuance Date:  No later than October 31, 2000

                                   EXHIBIT E

                         Schedule of Service Contracts

Agreement dated July 10, 2000 between ABM Janitorial and Opus Northwest Management, L.L.C. for cleaning services.

Agreement dated July 17, 2000 between BFI Waste Systems of North America and Opus Northwest Management, L.L.C. for trash removal services.

Agreement dated May 28, 2000 between Muzak Limited Partnership and Opus Northwest Management, L.L.C. for music services.

Agreement dated May 30, 2000 between Otis Elevator Company and Opus Northwest Management L.L.C. for elevator services.

Agreement dated June 27, 2000 between TruGreen LandCare and Opus Northwest Management, L.L.C. for landscape services.

                                   EXHIBIT F

                       Schedule of Unexpired Warranties

                                and Guaranties

Roofing Guarantee

Dalco Roofing & Sheet Metal, Inc.

Expires 7/25/2010

                                      F-1